Scottish Re Group Limited Announces Operating Results for the Second Quarter Ended June 30, 2007

HAMILTON, Bermuda--(BUSINESS WIRE)--

After a five day extension resulting from last week's Form 12b-25 filing, Scottish Re Group Limited (NYSE:SCT) today reported that net income available to ordinary shareholders for the three months ended June 30, 2007 was $99.5 million, or $0.63 per diluted ordinary share, as compared to a net loss available to ordinary shareholders of $123.9 million, or $2.31 per diluted ordinary share, for the prior year period. Net income available to ordinary shareholders for the six months ended June 30, 2007 was $64.7 million, or $0.58 per diluted ordinary share, as compared to a net loss available to ordinary shareholders of $112.3 million, or $2.10 per diluted ordinary share for the prior year period.

Net operating earnings available to ordinary shareholders for the three months ended June 30, 2007 was $98.2 million, or $0.62 per diluted ordinary share, as compared to a net operating loss of $130.3 million, or $2.43 per diluted ordinary share, for the prior year period. Net operating earnings available to ordinary shareholders for the six months ended June 30, 2007 was $62.3 million, or $0.56 per diluted ordinary share, as compared to a net operating loss of $116.0 million, or $2.17 per diluted ordinary share, for the prior year period.

Included in net income available to ordinary shareholders and net operating earnings for the three months ended June 30, 2007 is a significant one-time tax benefit. This benefit resulted from the interaction between the release of a previously recorded valuation allowance following the redomestication of Orkney Re, Inc. and Section 382 of the Internal Revenue Code restrictions on the future deduction of net operating losses incurred prior to the change-in-control.

Excluding the one-time tax benefit, we reported a pre-tax operating loss of $52.9 million for the three months ended June 30, 2007 as compared to a pre-tax operating loss of $28.5 million for the prior year period. The pre-tax operating loss increased over the prior year period primarily due to expenses incurred in the current quarter related to the change-in-control. As in the first quarter of 2007, we continue to report pre-tax operating losses due to the impact our underlying GAAP valuation models have on profit emergence in our North America traditional life reinsurance business, the impact of our current financial strength ratings on the level of new business production and collateral financing costs, and the costs of penetrating certain international markets.

Despite the second quarter pre-tax operating loss, we made significant progress on several fronts. New business production of $5.8 billion in our North America segment was higher than planned and, despite our financial strength ratings, we won a number of new treaties and incurred no treaty recaptures. Mortality experience in our North America segment was favorable to plan for the second consecutive quarter. We also exited our Middle Eastern business through a retrocession arrangement with Arab Insurance Group because that business did not meet our strategic objectives. Additionally, we initiated the first phase of our restructuring program. We incurred $20.3 million of restructuring expenses during the current quarter and expect to incur an additional $6.0 million of restructuring expenses in the second half of 2007.

Paul Goldean, Chief Executive Officer of Scottish Re Group Limited, commented, "Following the completion of the equity investment transaction with affiliates of MassMutual Capital Partners and Cerberus Capital Management on May 7, 2007, we have taken the first steps towards re-establishing our position as a leading global life reinsurance company. We initiated a series of process improvement initiatives across the Company focused on strengthening our financial, risk management and operational controls."

"Our new Board of Directors was elected and met earlier this month. During this meeting, I resigned from the Board of Directors and George Zippel, our incoming Chief Executive Officer effective tomorrow, was elected to the Board. As planned, a number of key executives have left the organization. We are actively recruiting their replacements and expect to make further organizational changes in the coming quarter."

Mr. Goldean concluded, "We have also undertaken a detailed review of our non-prime investment exposure which includes $2.1 billion of subprime residential Asset Backed Securities and an additional $1.0 billion of Alt-A Residential Mortgage Backed Securities. We are working actively with our third party investment managers to further evaluate and proactively manage our subprime and Alt-A exposures. Additional disclosure of our subprime and Alt-A exposures have been made available in our Form 10-Q for the three months ended June 30, 2007."

Other Financial Highlights

Total revenues for the three months ended June 30, 2007 increased 3% to $612.7 million from $593.6 million for the prior year period. Excluding realized gains and losses and the change in value of embedded derivatives, total revenues for the three months ended June 30, 2007 increased 2% to $611.4 million from $597.6 million for the prior year period. Total revenues for the six months ended June 30, 2007 increased 4% to $1,218.4 million from $1,171.9 million for the prior year period. Excluding realized gains and losses and the change in value of embedded derivatives, total revenues for the six months ended June 30, 2007 increased 3% to $1,215.9 million from $1,179.3 million for the prior year period.

Total benefits and expenses increased 6% to $664.3 million for the three months ended June 30, 2007 from $626.0 million for the prior year period. Total benefits and expenses increased 8% to $1,290.1 million for the six months ended June 30, 2007 from $1,197.8 million for the prior year period.

Operating expenses increased 52% to $59.8 million for the three months ended June 30, 2007 from $39.4 million for the prior year period. Operating expenses increased 34% to $94.4 million for the six months ended June 30, 2007 from $70.5 million for the prior year period. The Company's operating expense ratio (the ratio of operating expenses to total revenues excluding realized gains and losses and the change in value of embedded derivatives) for the six months ended June 30, 2007 was 8%, as compared to an operating expense ratio of 6% for the prior year period.

Income tax benefit for the three months ended June 30, 2007 was $154.3 million compared to income tax expense of $89.0 million for the prior year period. Income tax benefit for the six months ended June 30, 2007 was $140.9 million compared to income tax expense of $81.6 million for the prior year period. In the second quarter of 2007, our valuation allowance decreased by approximately $203.6 million to $74.0 million. A majority of the valuation release is attributable to the expected utilization of net operating loss carryforwards at the U.S. Consolidated Tax Life Group to offset significant current year taxable income generated from the redomestication of Orkney Re, Inc. from South Carolina to Delaware, which occurred in May 2007. The net operating loss carryforwards were previously written off via a valuation allowance, thus the utilization of these results in an offsetting valuation allowance release.

We look forward to sharing additional information at our scheduled earnings call and additionally, have posted to our Website, www.scottishre.com a Financial Data Supplement to add further clarification to our financial results for the quarter.

The Company's earnings conference call will be held at 8:30 am (EDT) on Wednesday, August 15, 2007. The dial-in number is 800-657-1263 (U.S.) or 973-633-8200 (International) and the passcode is 8947744. The conference call will also be broadcast live via audio Webcast, which will be available on the home page of the Company's Website at www.scottishre.com. Following the earnings conference call, a replay of the call will be available for two weeks beginning at 11:00 am (EDT) on Wednesday, August 15 2007, and ending at 12:00 am (EDT) on Wednesday, August 29, 2007. The dial-in number for the call replay is 877-519-4471 (U.S.) or 973-341-3080 (International) and the passcode is 8947744.
An audio Webcast of the call will be archived and available for the same period on the Company's Website at www.scottishre.com.

About Scottish Re

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc. and Scottish Re Limited. Additional information about Scottish Re Group Limited can be obtained from its Website at www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the forward-looking statements. Management of the Company cautions that these forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements.

    -- uncertainties relating to the ratings accorded to us and our insurance subsidiaries;

    -- uncertainties in our ability to raise equity capital or other sources of funding to support ongoing capital and liquidity needs;

    -- uncertainties relating to future actions that may be taken by creditors, regulators and ceding insurers relating to our ratings and financial condition;

    -- the risk that our risk analysis and underwriting may be inadequate;

    -- changes in expectations regarding future realization of gross deferred tax assets;

    -- exposure to mortality experience which differs from our assumptions;

    -- risks related to recent negative developments in the residential mortgage market, especially in the subprime sector, and our exposure to such market;

    -- risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity;

    -- uncertainties arising from control of our invested assets by third parties;

    -- developments in global financial markets that could affect our investment portfolio and fee and other income;

    -- changes in the rate of policyholder withdrawals or recapture of reinsurance treaties whether caused by ratings pressures or general market conditions;

    -- the impact of adjustments to previous financial estimates arising from our process improvement program under which, among other things, enhance the automation of our reporting, valuation, and administrative tools (cedant and retrocession accounting);

    -- the risk that our retrocessionaires may not honor their obligations to us;

    -- terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular;

    --  political and economic risks in developing countries;

    -- the impact of acquisitions, including our ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities;

    -- the risk that an ownership change will result in a limitation on our ability to fully utilize tax net operating losses;

    --  loss of the services of any of our key employees;

    --  losses due to foreign currency exchange rate fluctuations;

    -- uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions);

    --  risks relating to recent class action litigations;

    -- the competitive environment in which we operate and associated pricing pressures; and

    --  changes in accounting principles.

Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

                            Scottish Re Group Limited
                              Financial Highlights
        (Stated in Thousands of United States Dollars, Except Share Data)
                                   (Unaudited)

                      Three months ended         Six months ended
                            June 30                   June 30
                       2007         2006         2007         2006
                   ------------ ------------ ------------ ------------
Total revenue      $    612,653 $   593,626  $  1,218,397 $ 1,171,947
Net operating
 earnings (loss)
 available to
 ordinary
 shareholders(a)         98,232    (130,313)       62,318    (116,024)
Net income (loss)       102,690    (121,590)       69,478    (107,741)
Net income (loss)
 available to
 ordinary
 shareholders            99,543    (123,927)       64,650    (112,344)
Net operating
 earnings (loss)
 per ordinary
 share
  Basic            $       1.44 $     (2.43) $       0.94 $     (2.17)
  Diluted          $       0.62 $     (2.43) $       0.56 $     (2.17)
Income (loss) per
 ordinary share
  Basic            $       1.46 $     (2.31) $       0.98 $     (2.10)
  Diluted          $       0.63 $     (2.31) $       0.58 $     (2.10)
Dividends declared
 per ordinary
 share             $          - $         -  $          - $      0.05
Weighted average
 ordinary shares
 outstanding
  Basic              68,195,614  53,720,242    66,204,855  53,578,152
  Diluted           158,854,955  53,720,242   111,784,966  53,578,152

(a) Excludes the effects of net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs, and taxes related to these items as well as dividends on the perpetual preferred shares and imputed dividend on prepaid variable share forward contract.

                                               June 30,   December 31,
                                                  2007        2006
                                               ---------- ------------
Book value per ordinary share                   $   15.21  $     15.39
Basic book value per ordinary share -
 excluding other comprehensive income and
 value of embedded derivatives                  $   16.36  $     15.50
Fully diluted book value per ordinary share -
 excluding other comprehensive income and
 value of embedded derivatives                  $    7.83  $     15.78

                            Scottish Re Group Limited
                           Consolidated Balance Sheets
        (Stated in Thousands of United States Dollars, Except Share Data)

                                               June 30,   December 31,
                                                 2007         2006
                                             (Unaudited) (Audited)
                                             ------------ ------------
Assets
Fixed maturity investments                   $ 7,977,603  $ 8,065,524
Preferred stock                                  104,771      116,933
Cash and cash equivalents                      1,110,585      622,756
Other investments                                 65,685       65,448
Funds withheld at interest                     1,747,573    1,942,079
                                             ------------ ------------
Total investments                             11,006,217   10,812,740
Accrued interest receivable                       58,749       57,538
Reinsurance balances and risk fees receivable    472,594      481,908
Deferred acquisition costs                       627,114      618,737
Amounts recoverable from reinsurers              552,822      554,589
Present value of in-force business                47,282       48,779
Other assets                                     124,770      178,311
Deferred tax asset                                 7,283            -
Segregated assets                                725,716      683,470
                                             ------------ ------------
 Total assets                                $13,622,547  $13,436,072
                                             ============ ============
Liabilities
Reserves for future policy benefits          $ 4,018,420  $ 3,919,901
Interest sensitive contract liabilities        2,905,150    3,399,410
Collateral finance facilities                  3,800,603    3,757,435
Accounts payable and other liabilities           160,612       69,949
Reinsurance balances payable                     147,830       97,615
Current income tax payable                         6,476           48
Deferred tax liability                                 -      169,977
Long term debt                                   129,500      129,500
Segregated liabilities                           725,716      683,470
                                             ------------ ------------
 Total liabilities                            11,894,307   12,227,305
                                             ------------ ------------
Minority interest                                  7,388        7,910
Mezzanine equity
Convertible cumulative participating
 preferred shares (liquidation preference
 $606.5 million)                                 556,049            -
Hybrid capital units                                   -      143,656
                                             ------------ ------------
 Total mezzanine equity                          556,049      143,656
                                             ------------ ------------
Shareholders' equity

Ordinary shares, par value $0.01 per share:
 Issued and outstanding 68,383,370 shares
 (2006 - 60,554,104)                                 684          606
Non-cumulative perpetual preferred shares,
 par value $0.01 per share: Issued: 5,000,000
 shares (2006 - 5,000,000)                       125,000      125,000
Additional paid-in capital                     1,204,629    1,050,860
Accumulated other comprehensive income (loss)    (78,272)         340
Retained deficit                                 (87,238)    (119,614)
                                             ------------ ------------
 Total shareholders' equity                    1,164,803    1,057,192
                                             ------------ ------------
 Total liabilities, minority interest,
  mezzanine equity and shareholders' equity  $13,622,547  $13,436,072
                                             ============ ============


                            Scottish Re Group Limited
                    Consolidated Statements of Income (Loss)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                           Three months ended     Six months ended
                                June 30                June 30
                            2007       2006       2007        2006
                          --------- ---------- ----------- -----------
Revenues
Premiums earned, net      $446,296  $ 444,942  $  904,510  $  893,963
Investment income, net     160,879    147,977     302,476     276,999
Fee and other income         4,234      4,639       8,864       8,372
Net realized losses         (2,055)   (11,298)     (6,344)    (24,899)
Change in value of
 embedded derivatives,
 net                         3,299      7,366       8,891      17,512
                          --------- ---------- ----------- -----------
 Total revenues            612,653    593,626   1,218,397   1,171,947
                          --------- ---------- ----------- -----------
Benefits and expenses
Claims and other policy
 benefits                  388,248    372,101     771,831     746,564
Interest credited to
 interest sensitive
 contract liabilities       36,420     55,399      71,722      98,100
Acquisition costs and
 other insurance
 expenses, net              96,501    104,872     191,608     192,403
Operating expenses          59,802     39,365      94,382      70,457
Collateral finance
 facilities expense         75,285     47,236     148,980      78,323
Interest expense             8,034      7,066      11,610      11,959
                          --------- ---------- ----------- -----------
 Total benefits and
  expenses                 664,290    626,039   1,290,133   1,197,806
                          --------- ---------- ----------- -----------
Loss before income taxes
 and minority interest     (51,637)   (32,413)    (71,736)    (25,859)
Income tax benefit
 (expense)                 154,321    (89,043)    140,940     (81,586)
                          --------- ---------- ----------- -----------

Income (loss) before
 minority interest         102,684   (121,456)     69,204    (107,445)
Minority interest                6       (134)        274        (296)
                          --------- ---------- ----------- -----------
Net income (loss)          102,690   (121,590)     69,478    (107,741)
Dividends declared on
 non-cumulative perpetual
 preferred shares           (2,265)    (2,265)     (4,531)     (4,531)
Imputed dividend on
 prepaid variable share
 forward contract                -        (72)          -         (72)
Amount allocated to
 convertible cumulative
 participating preferred
 shareholders                 (882)         -        (297)          -
                          --------- ---------- ----------- -----------
Net income (loss)
 available to ordinary
 shareholders             $ 99,543  $(123,927) $   64,650  $ (112,344)
                          ========= ========== =========== ===========

Pre tax operating loss
Pre-tax loss              $(51,637) $ (32,413) $  (71,736) $  (25,859)
Net realized losses          2,055     11,298       6,344      24,899
Change in value of
 embedded derivatives,
 net                        (3,299)    (7,366)     (8,891)    (17,512)
                          --------- ---------- ----------- -----------
Pre-tax operating loss    $(52,881) $ (28,481) $  (74,283) $  (18,472)
                          ========= ========== =========== ===========

                            Scottish Re Group Limited
            Supplemental Information - Net Operating Earnings (Loss)
        (Stated in Thousands of United States Dollars, Except Share Data)
                                   (Unaudited)

"Net operating earnings (loss) available to ordinary shareholders" is a non-GAAP measurement. The Company determines net operating earnings (loss) available to ordinary shareholders by adjusting net earnings (loss) available to ordinary shareholders by net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's earnings
 (loss) available to ordinary shareholders enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operation of its reinsurance business. However, net operating earnings (loss) available to ordinary shareholders is not a substitute for net loss determined in accordance with GAAP. Reconciliations to net earnings (loss) available to ordinary shareholders are provided in the following tables.

                     Three months ended          Six months ended
                          June 30                    June 30
                     2007          2006         2007          2006
                 ------------- ------------ ------------- ------------
Net operating
 earnings (loss)
 available to
 ordinary
 shareholders
Net income
 (loss)
 available to
 ordinary shares $     99,543  $  (123,927) $     64,650  $  (112,344)
Net realized
 losses                 2,055       11,298         6,344       24,899
Change in value
 of embedded
 derivatives,
 net                   (3,299)      (7,366)       (8,891)     (17,512)
Taxes on
 realized losses
 and change in
 value of
 embedded
 derivatives              (67)     (10,318)          215      (11,067)
                 ------------- ------------ ------------- ------------
Net operating
 earnings (loss)
 available to
 ordinary
 shareholders    $     98,232  $  (130,313) $     62,318  $  (116,024)
                 ============= ============ ============= ============
Net operating
 earnings (loss)
 per share
 available to
 ordinary
 shareholders
  Basic          $       1.44  $     (2.43) $       0.94  $     (2.17)
  Diluted        $       0.62  $     (2.43) $       0.56  $     (2.17)
Weighted average
 number of
 ordinary shares
 outstanding
  Basic            68,195,614   53,720,242    66,204,855   53,578,152
  Diluted         158,854,955   53,720,242   111,784,966   53,578,152

                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                         Life Reinsurance North America


                           Three months ended     Six months ended
                                 June 30               June 30
                             2007      2006       2007        2006
                           --------- --------- ----------- -----------
Revenues
Premiums earned, net       $430,282  $407,549  $  853,653  $  836,467
Investment income, net      153,449   136,763     291,368     260,704
Fee and other income          2,711     3,879       6,627       6,896
Net realized losses          (2,593)   (5,479)     (4,998)    (19,398)

Change in value of
 embedded derivatives, net    3,299     7,366       8,891      17,512
                           --------- --------- ----------- -----------
 Total revenues             587,148   550,078   1,155,541   1,102,181
                           --------- --------- ----------- -----------
Benefits and expenses
Claims and other policy
 benefits                   375,634   338,626     733,568     685,906
Interest credited to
 interest sensitive
 contract liabilities        36,420    55,399      71,722      98,100
Acquisition costs and
 other insurance expenses,
 net                         89,657    97,280     176,880     181,688
Operating expenses           13,161    14,538      25,419      29,130
Collateral finance
 facilities expense          69,085    45,891     137,941      76,434
Interest expense              3,233     3,038       6,288       5,600
                           --------- --------- ----------- -----------
 Total benefits and
  expenses                  587,190   554,772   1,151,818   1,076,858
                           --------- --------- ----------- -----------
Income (loss) before
 income taxes and minority
 interest                  $    (42) $ (4,694) $    3,723  $   25,323
                           ========= ========= =========== ===========
Pre tax operating earnings
 (loss)
Pre-tax income (loss)      $    (42) $ (4,694) $    3,723  $   25,323
Net realized losses           2,593     5,479       4,998      19,398
Change in value of
 embedded derivatives, net   (3,299)   (7,366)     (8,891)    (17,512)
                           --------- --------- ----------- -----------
Pre-tax operating earnings
 (loss)                    $   (748) $ (6,581) $     (170) $   27,209
                           ========= ========= =========== ===========

                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                         Life Reinsurance International

                               Three months ended   Six months ended
                                     June 30             June 30
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenues
Premiums earned, net           $ 16,014  $ 37,393  $ 50,857  $ 57,496
Investment income, net            3,037     8,971     6,080    11,960
Fee and other income                753         -       753         -
Net realized losses                 (10)   (6,908)     (635)   (8,046)
                               --------- --------- --------- ---------
 Total revenues                  19,794    39,456    57,055    61,410
                               --------- --------- --------- ---------

Benefits and expenses
Claims and other policy
 benefits                        12,614    33,475    38,263    60,658
Acquisition costs and other
 insurance expenses, net          5,237     6,185    11,158     9,002
Operating expenses               11,455     7,874    21,267    13,651
                               --------- --------- --------- ---------
 Total benefits and expenses     29,306    47,534    70,688    83,311
                               --------- --------- --------- ---------
Loss before income taxes       $ (9,512) $ (8,078) $(13,633) $(21,901)
                               ========= ========= ========= =========
Pre-tax operating loss
Pre-tax loss                   $ (9,512) $ (8,078) $(13,633) $(21,901)
Net realized losses                  10     6,908       635     8,046
                               --------- --------- --------- ---------
Pre-tax operating loss         $ (9,502) $ (1,170) $(12,998) $(13,855)
                               ========= ========= ========= =========

                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                                Corporate & Other

                               Three months ended   Six months ended
                                     June 30             June 30
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenues
Investment income, net         $  4,393  $  2,243  $  5,028  $  4,335
Fee and other income                770       760     1,484     1,476
Net realized gains (losses)         548     1,089      (711)    2,545
                               --------- --------- --------- ---------
  Total revenues                  5,711     4,092     5,801     8,356
                               --------- --------- --------- ---------
Benefits and expenses
Acquisition costs and other
 insurance expenses, net          1,607     1,407     3,570     1,713
Operating expenses               35,186    16,953    47,696    27,676
Collateral finance facilities
 expense                          6,200     1,345    11,039     1,889
Interest expense                  4,801     4,028     5,322     6,359
                               --------- --------- --------- ---------
 Total benefits and expenses     47,794    23,733    67,627    37,637
                               --------- --------- --------- ---------
Loss before income taxes       $(42,083) $(19,641) $(61,826) $(29,281)
                               ========= ========= ========= =========
Pre-tax operating loss
Pre-tax loss                   $(42,083) $(19,641) $(61,826) $(29,281)
Net realized loses (gains)         (548)   (1,089)      711    (2,545)
                               --------- --------- --------- ---------
Pre-tax operating loss         $(42,631) $(20,730) $(61,115) $(31,826)
                               ========= ========= ========= =========

Source: Scottish Re Group Limited

Contact: Scottish Re Group Limited
Investor Relations: Paul Goldean, 441-298-4378

Investors@scottishre.com
or
Scottish Re
Media: Rayissa Palmer, 704-752-3422
Info@scottishre.com